EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Webster Financial Corporation:

We consent to the incorporation by reference of our report dated January 28, 2000, which report appears in the December 31, 1999 annual report on Form 10-K of Webster Financial Corporation incorporated by reference in this Post-Effective Amendment No. 1 to the Registration Statement of Webster Financial Corporation on Form S-4 on Form S-8 (File No. 333-71983) pertaining to the Village Bancorp, Inc., 1996 Stock Option Plan.



/s/ KPMG LLP


Hartford, Connecticut
September 15, 2000